ARTICLES OF INCORPORATION

OF 641783

A. E. GOSSELIN ENGINEERING, INC.

FILED
in the office of the Secretary of State
of the State of California
DEC 24 1971
EDMUND G. BROWN Jr., Secretary of State
By [signature] Deputy

I

The name of this corporation shall be A. E. GOSSELIN ENGINEERING, INC.

II

The specific business in which the corporation will primarily engage is the sale of engineering services and manufacture and sale of pollution control instruments.

The general purposes for which the corporation is organized are:

Restriction of right to amend articles
Yes
No

A. To carry on any business whatsoever which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interest of this corporation, or to enhance the value of its property or business.

B. To have and to exercise all the powers conferred by the laws of the State of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect, or may at any time hereafter be enacted or amended.

III

The principal office for the transaction of the business of this corporation is to be located at 616 East Colorado Street, Glendale, County of Los Angeles, California 91205.

IV

The total number of shares authorized to be issued is 2,500, which shares are without nominal or par value. Such shares may be issued from time to time for such consideration as the directors from time to time determine.

V

The number of directors is three, and the names and addresses of the persons who are appointed to act as first directors are:

ALBERT E. GOSSELIN, JR.	4532 El Reposo Drive Los Angeles, California 90065
RICHARD A. STUDER	1421 Norwich Avenue Thousand Oaks, California 91360
JOHN T. WELTON	461 Puerto Del Mar Pacific Palisades, California 90272

VI

Authority is hereby granted to the holders of shares of this corporation, entitled to vote, to change from time to time the authorized number of directors of this corporation by a duly adopted amendment to the By-Laws of this corporation.

VII

Each shareholder of this corporation shall be entitled to full preemptive or preferential rights, as such rights are defined by law to subscribe for or purchase his proportional part of any shares which may be issued at any time by this corporation.

IN WITNESS WHEREOF, the undersigned and above-named incorporators and first directors of this corporation have executed these Articles of Incorporation on this 21st day of December, 1971.

ALBERT E. GOSSELIN, JR.

RICHARD A. STUDER

JOHN T. WELTON

STATE OF CALIFORNIA)
) SS.
COUNTY OF LOS ANGELES)

On this 21st day of December, 1971, before me, the undersigned, a Notary Public in and for said State, personally appeared ALBERT E. GOSSELIN, JR., RICHARD A. STUDER and JOHN T. WELTON, known to me to be the persons whose names are subscribed to the within Articles of Incorporation, and acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year first above written.

(seal) OFFICIAL SEAL
Kathleen T. Rosenberger
NOTARY PUBLIC—CALIFORNIA
LOS ANGELES COUNTY
My Commission Expires Aug. 15, 1975

NOTARY PUBLIC

NA CHGD TO: DASIBI ENVI CNMENTAL CORP.

641783

A131513

FILED
In the office of the Secretary of State
of the State of California

MAR 22 1973

EDMUND G. BROWN Jr., Secretary of State
By [signature] Deputy

CERTIFICATE
OF
AMENDMENT
OF
ARTICLES OF INCORPORATION

ERWIN K. KAUPER and JOHN T. WELTON certify:

1. That they are the President and Secretary, respectively, of A. E. GOSSELIN ENGINEERING, INC., a California corporation.

2. That at a meeting of the Board of Directors of said corporation, duly held at Glendale, California, on January 31, 1973, the following resolution was adopted:

"RESOLVED, that Article I of the Articles of Incorporation of this corporation be amended to read as follows:

"'The name of this corporation shall be DASIBI ENVIRONMENTAL CORP.'"

3. That the shareholder has adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholder's written consent is the same as that set forth on the directors resolution in Paragraph 2 above.

4. That the number of shares which voted affirmatively for the adoption of said resolution is 1000, and that the total number of shares entitled to vote on or consent to said amendment is 1000.

DATED: March 13, 1973

[signature]
Erwin K. Kauper, President

[signature]
John T. Welton, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.

Executed at Glendale, California, on this 13 day of March, 1973.

[signature]
Erwin K. Kauper

[signature]
John T. Welton

CAP STR CHG

641783 A280030

FILED
In the office of the Secretary of State
of the State of California

MAR 2 4 1984

MARCH FONG EU, Secretary of State
Deputy

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

ALBERT E. GOSSELIN, JR., and BARBARA GOSSELIN certify that:

1. They are the President and the Secretary, respectively, of DASIBI ENVIRONMENTAL CORP., a California corporation.

2. Article IV of the Articles of Incorporation of this corporation is amended to read as follows:

"The corporation is authorized to issue 5,000,000 shares of capital stock, which shares are without nominal or par value. On amendment of this Article to read as set forth above, each outstanding share of capital stock is split up and converted into 1,500 shares of common stock."

3. The provisions of Article VII of the Articles of Incorporation that now reads "each shareholder of this corporation shall be entitled to full pre-emptive or preferential rights, as such rights are defined by law to subscribe for or purchase his proportional part of any shares which may be issued at any time by this corporation" is stricken from the Articles of Incorporation.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

5. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of Shareholders in accordance with Section 902 of the Corporation's Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our knowledge.

Dated 3/5, 1984

ALBERT E. GOSSELIN, JR.
President

BARBARA GOSSELIN
Secretary

CTO: DASIBI ENVIRONMENTAL CORPORATION 641783 A298703

FILED
In the office of the Secretary of State of the State of California
MAY 10 1985
MARCH FONG EU, Secretary of State
Deputy

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

OF DASIBI ENVIRONMENTAL CORP.

Albert E. Gosselin, Jr. and Barbara L. Gosselin certify that:

1. They are the President and Secretary respectively of Dasibi Environmental Corp., a California corporation.

2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

"The name of the Corporation is Dasibi Environmental Corporation."

3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of Shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 1,500,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated 5/2/85, 1985.

ALBERT E. GOSSELIN, JR., President

BARBARA L. GOSSELIN, Secretary

ICTO:

A378769

641783

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

BARBARA L. GOSSELIN certifies that:

1. She is the Chief Financial Officer and the Secretary of DASIBI ENVIRONMENTAL CORPORATION, a California corporation (the "Corporation").

2. Article I of the Articles of Incorporation of the Corporation is amended to read as follows:

> "The name of this corporation is Pollution Research and Control Corp."

3. Article IV of the Articles of Incorporation of the Corporation is amended to read as follows:

> "The total number of shares authorized to be issued is 10,000,000, which shares are without nominal or par value."

4. A new Article VIII is added to the Articles of Incorporation of the Corporation as follows:

> "The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to provide for indemnification of its agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders, through its by-laws, by agreement or otherwise, in excess of the indemnification permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code."

5. The foregoing amendments to the Articles of Incorporation have been duly approved by the Board of Directors.

6. The foregoing amendments to the Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 3,352,488. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.

I futher declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated: October 30, 1989

Barbara L. Gosselin

BARBARA L. GOSSELIN,
Chief Financial Officer and
Secretary

A420425

641783

FILED
In the office of the Secretary of State
of the State of California

JUL 13 1992

MARCH FONG EU, Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

POLLUTION RESEARCH AND CONTROL CORP.

ALBERT E. GOSSELIN, JR. and BARBARA L. GOSSELIN certify that:

1. They are the President and Secretary, respectively, of POLLUTION RESEARCH AND CONTROL CORP., a California corporation (the "Corporation").

2. The Articles of Incorporation of the Corporation are hereby amended as provided in Exhibit "A" attached hereto (the "Amendment").

3. The Amendment has been duly approved by the board of directors.

4. The Amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 5,860,446. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: July 3, 1992

ALBERT E. GOSSELIN, JR., President

BARBARA L. GOSSELIN, Secretary

46606\001
CBG08112.D01

EXHIBIT A

AMENDMENT OF ARTICLES OF INCORPORATION

1. **Article IV** of the Articles of Incorporation of the Corporation is amended to read as follows:

General

"This Corporation shall be authorized to issue a total of Fifty Million (50,000,000) shares of all classes of stock. Of the 50,000,000 shares, 30,000,000 shares are authorized to be Common Stock, no par value ("Common Stock"), and 20,000,000 shares are authorized to be Preferred Stock, $.01 par value per share ("Preferred Stock").

Preferred Stock

Subject to the limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of shares of the Preferred Stock authorized hereby in one or more series, and, by filing a certificate pursuant to the applicable law of the State of California, to establish from time to time the number of shares of each such series and the relative rights, preferences, powers, qualifications, limitations and restrictions thereof. With respect to any series of Preferred Stock that is established by the Board of Directors, the Board is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

2. There shall be added to the Articles of Incorporation of the Corporation as a new **Article VII**, replacing such Article number removed in whole by the Certificate of Amendment of the Articles of Incorporation of the Corporation filed with the California Secretary of State on March 24, 1984, and thus restoring such Article number for correct chronological numbering of the Articles, the following provision:

"There shall be no cumulative voting of shares. This provision shall become effective only when the Corporation becomes a listed corporation within the

45006\001
CEG06112.D01

meaning of Section 301.5 of the Corporations Code ('Section 301.5')."

3. There shall be added to the Articles of Incorporation of the Corporation as a new **Article IX** the following:

"Classes of Directors. The Board shall be divided into two classes, to wit: Class I and Class II, which shall be as nearly equal in number as possible. Each Class I director shall serve for a term ending on the date of the first annual meeting of shareholders following the annual meeting of shareholders at which such director was elected and until his successor is elected and qualified. Each Class II director shall serve for a term ending on the date of the second annual meeting of shareholders following the annual meeting at which such director was elected and until his successor is elected and qualified. The foregoing provisions shall become effective only when the Corporation becomes a listed corporation within the meaning of Section 301.5 (the "Listing Date"), commencing at the first annual meeting of shareholders subsequent to the Listing Date and continuing thereafter.

Increase or Decrease in Number of Directors. In the event of any increase or decrease in the authorized number of directors (a) each director then serving as such shall nevertheless continue as a director of the Class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board between the two classes of directors so as to maintain such classes as nearly equal as possible."

****

46006\001
CEG06112.D01

NCTO

641783 A0600616 FILED ARA
In the office of the Secretary of State of the State of California
AUG 15 2003
KEVIN SHELLEY, Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
POLLUTION RESEARCH AND CONTROL CORP.

The undersigned, being the President and Secretary, respectively, of Pollution Research and Control Corp. (the "**Corporation**") DO HEREBY CERTIFY as follows:

1. The Corporation is a corporation organized and existing under and by virtue of the General Corporation Law of the State of California.

2. Article I of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

"I

The name of the corporation is Universal Detection Technology."

3. Article IV of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

"IV

General

This Corporation shall be authorized to issue a total of Five Hundred Million (500,000,000) shares of all classes of stock. Of such total number of shares of stock, Four Hundred Eighty Million (480,000,000) shares are authorized to be Common Stock, each of which shares shall have no par value ("**Common Stock**"), and Twenty Million (20,000,000) shares are authorized to be Preferred Stock, each of which shares shall have a par value of $0.01 per share, ("**Preferred Stock**").

Preferred Stock

Subject to the limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of shares of the Preferred Stock authorized hereby in one or more series, and, by filing a certificate pursuant to the applicable law of the State of California, to establish from time to time the number of shares of each such series and the relative rights, preferences, powers, qualifications, limitations and restrictions thereof. With respect to any series of Preferred Stock that is established by the Board of Directors, the Board is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

4. The foregoing amendments to the Articles of Incorporation of the Corporation have been duly approved by the Corporation's Board of Directors.

5. The foregoing amendment of the Articles of Incorporation of the Corporation has been duly approved by the required vote of the shareholders in accordance with the provisions of Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of the Corporation is 16,008,521 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock.

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

Executed in Beverly Hills, California on August 11, 2003.

Jacques Tizabi, President

Michael Collins, Secretary

A0659134

FILED TZO
In the office of the Secretary of State
of the State of California

APR 04 2007

C0641783

CERTIFICATE OF DETERMINATION OF PREFERENCES OF PREFERRED SHARES OF UNIVERSAL DETECTION CORPORATION A CALIFORNIA CORPORATION

The undersigned, Jacques Tizabi and Michael Collins, certify that:

1. They are the duly elected and acting President and Secretary, respectively, of the corporation.

2. Pursuant to authority given by the Fourth Article of the Articles of Incorporation of UNIVERSAL DETECTION CORPORATION the Board of Directors of the corporation had duly adopted the following recitals and resolutions:

WHEREAS, the Articles of Incorporation of UNIVERSAL DETECTION CORPORATION provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of UNIVERSAL DETECTION CORPORATION is authorized to fix or alter from time to time the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding; and

WHEREAS, UNIVERSAL DETECTION CORPORATION has not issued any shares of Preferred Stock and the Board of Directors of this corporation desires, pursuant to its authority, to determine and fix the rights, preferences, privileges, and restrictions relating to the initial series of Preferred Stock and the number of shares constituting and the designation of the series;

NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights,

preferences, privileges, and restrictions relating to, the initial series of Preferred Stock as follows:

(a) Title of Series. The initial series of Preferred Stock shall be designated "Series A-1 Preferred Stock."

(b) Authorized Number. The number of shares constituting Series A-1 Preferred Stock shall be one hundred and fifty (150) shares.

(c) Dividends. No dividends shall be payable on the Series A-1 Preferred Stock.

(d) Voting Rights. The holder of each share of Series A-1 Preferred Stock shall have all the voting rights of holders of shares of Common Stock provided however, that each share of Preferred Stock shall have one million (1,000,000) votes per share. The Common Stock and the Series A-1 Preferred Stock shall vote together as a singles class except as otherwise required by law, the Articles, or the Bylaws.

(e) Residual Rights. All rights accruing to the outstanding shares of the Corporation not otherwise expressly provided for shall be vested in the Common Stock.

(f) Notices. Any notice to be given to any holder of Series A-1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on this corporation's books.

(g) Liquidation. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the corporation (each a "Liquidation"), the holders of Series A-1 Preferred Stock shall be entitled to receive out of the cash and assets of the corporation prior to any payment or distribution to any series or class of capital stock ranking junior to the Series A-1 Preferred Stock, including Common Stock, whether those assets are capital or surplus of any nature, an amount equal to, but not greater than, $50,000.00 (the "Series A-1 Preference").

If upon any liquidation, dissolution, or winding up, the assets to be distributed among the holders of the Series A-1 Preferred Stock shall be insufficient to permit the payment to those shareholders of the full Series A-1 Preference amount, then the entire cash and assets of the corporation to be distributed shall be distributed ratably among the holders of Series A-1 Preferred Stock up to the amount of $50,000.00.

A merger or sale of substantially all of the assets of the corporation shall be deemed a "Liquidation" for purposes of this paragraph (g).

RESOLVED, FURTHER, that the President and the Secretary are each hereby authorized to execute, verify, and file a Certificate of Determination of Preferences in accordance with California law.

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge, and that this certificate was executed on [illegible], 2007.

Jacques Tizabi, President

Michael Collins, Secretary

09/25/2007 15:38 FAX 310 273 2652

A0666901

0641783

002

FILED
in the office of the Secretary of State
of the State of California

SEP 2 5 2007

CERTIFICATE OF AMENDENT OF ARTICLES OF INCORPORATION OF UNIVERSAL DETECTION TECHNOLOGY

Jacques Tizabi and Michael Collins certify that:

1. They are the President and the Secretary, respectively, of UNIVERSAL DETECTION TECHNOLOGY, a California corporation (the "Corporation").

2. The first paragraph of Article IV of the Articles of Incorporation of the Corporation, entitled "General" is amended to read in its entirety as follow:

"IV

General

This Corporation shall be authorized to issue a total of Twenty Billion Twenty Million (20,020,000,000) shares of all classes of stock. Of such total number of shares of stock, Twenty Billion (20,000,000,000) shares are authorized to be Common Stock, each of which shall have no par value ("Common Stock"), and Twenty Million (20,000,000) shares are authorized to be Preferred Stock, each of which shares shall have a par value of $0.01 per shares ("Preferred Stock")."

3. The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the Corporation's Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903, California Corporations Code. The total number of outstanding Common Shares of the Corporation entitled to vote thereon was 465,831,410 and there are no outstanding shares of Preferred Stock of the Corporation outstanding. The number of shares voting in favor of the Amendment equaled or exceeded the vote required which was a majority of the shares. The percentage voted was more than 50%.

We further declare under penalty or perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: September 24, 2007

Jacques Tizabi, President

Michael Collins, Secretary

A0680494 -

641783

FILED
In the office of the Secretary of State
of the State of California

JUL 2 5 2008

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
UNIVERSAL DETECTION TECHNOLOGY

Jacques Tizabi certifies that:

1. He is the President and the Secretary, of UNIVERSAL DETECTION TECHNOLOGY, a California corporation (the "Corporation").

2. Article IV of the Articles of Incorporation of the Corporation is hereby amended by adding the following paragraph to the end of Article IV:

"Reverse Stock Split

> Upon filing this Certificate of Amendment to the Articles of Incorporation of the Corporation (the "Split Effective Date"), each 200 shares of Common Stock, no par value per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the "Old Common Stock") shall automatically without any action on part of the holder thereof, be reclassified and changed into one (1) share of common stock, no par value per share (the "New Common Stock"), of the Corporation. If any conversion of Old Common Stock hereunder would create a fractional share, such fractional share shall be rounded up to the nearest whole number of shares of Common Stock."

3. The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding common shares of the Corporation entitled to vote with respect to this amendment is 465,831,410 and there are no outstanding preferred shares of the Corporation. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated: July 25, 2008

Jacques Tizabi, President and Secretary

I hereby certify that the foregoing transcript of 18 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

APR 19 2011

Date: HSD

DEBRA BOWEN, Secretary of State

A0729814

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION
OF
UNIVERSAL DETECTION TECHNOLOGY

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

JUL - 5 2012

The undersigned hereby certifies that:

1. He is the President and Secretary of Universal Detection Technology, a California corporation (the "Corporation").

2. Article IV of the Articles of Incorporation of the Corporation is amended hereby by replacing the last paragraph thereof with the following paragraph:

"Reverse Stock Split

Upon filing this Certificate of Amendment to the Articles of Incorporation of the Corporation (the "Split Effective Date"), each 20,000 shares of Common Stock, no par value per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the "Old Common Stock") shall automatically, without any action on the part of the holder thereof, be reclassified and changed into one share of Common Stock, no par value per share, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the "New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. If any conversion of Old Common Stock hereunder would create a fractional share, such fractional share shall be rounded up to the nearest whole number of shares of Common Stock."

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding common shares of the Corporation entitled to vote with respect to this amendment is 18,159,372,299, and there are no outstanding preferred shares of the Corporation. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Date: June 29, 2012

Jacques Tizabi
President and Secretary

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

JUL 06 2012

Date: ____________________

DEBRA BOWEN, Secretary of State